Exhibit 23.01




                     Arthur Andersen LLP


          Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-87690 and 333-38289).


                              /s/Arthur Andersen LLP



Boston, Massachusetts
May 21, 1988.